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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 relating to the consolidated financial statements, which appears in Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 19, 2000 relating to the financial statements of the Noble Drilling Corporation 401(k) Savings Plan, which appears in Amendment No. 1 to Noble Drilling Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
January 18, 2001